EXHIBIT 10.4

731 OFFICE ONE LLC,

as assignor

(Borrower)

to

GERMAN AMERICAN CAPITAL CORPORATION

as assignee

(Lender)

ASSIGNMENT
OF LEASES AND RENTS

Dated:             As of February 28, 2014

Location:         731 Lexington Avenue, New York, New York

Location:         731 Lexington Avenue

            New York, New York

Condominium

Unit:                Office Unit 1 and Office Unit 2

Block:             1313
Lot:                 1002 and 1003

County:           New York

PREPARED BY AND UPON
RECORDATION RETURN TO:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention:  Charles E. Schrank, Esq.

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of the 28 day of February, 2014 by 731 OFFICE ONE LLC, a Delaware limited liability company, as assignor, having a principal place of business at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (together with its successors and assigns, “Borrower”), to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005, as assignee (collectively, together with its successors and assigns, “Lender”).

W I T N E S S E T H:

A.        This Assignment is given in connection with a loan in the principal sum of THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000.00) (the “Loan”) made by Lender to Borrower pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and evidenced by that certain Consolidated, Amended and Restated Promissory Note dated the date hereof made by Borrower to Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B.        The Loan is secured by that certain Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement dated the date hereof made by Borrower for the benefit of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”), encumbering, as a first mortgage lien thereon, the office condominium units more particularly described on Exhibit A annexed hereto and made a part hereof and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the “Property”).

C.        Borrower has agreed to execute and deliver this Assignment to further secure the payment and performance of all of the Obligations under the Note, the Loan Agreement and the other Loan Documents.

D.       This Assignment is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Assignment:

ARTICLE 1
ASSIGNMENT

Section 1.1                Property Assigned.  Borrower hereby absolutely and unconditionally assigns and grants to Lender the following property, rights, interests and estates, now owned or hereafter acquired by Borrower:

(a)                Leases.  All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Property, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”), together with any extension, renewal or replacement of same.  This Assignment of existing and future Leases and other agreements being effective without any further or supplemental assignment documents.

(b)               Rents.  All rents, “additional rent” (i.e. pass-throughs for operating expenses, real estate tax escalations and/or real estate tax pass-throughs, payments by Tenants on account of electrical consumption, porters’ wage escalations, condenser water charges and tap-in fees, freight elevator and HVAC overtime charges, charges for excessive rubbish removal and other sundry charges), rent equivalents, monies payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by or on behalf of Borrower, and Insurance Proceeds, if any, from business interruption or other loss of income insurance (collectively, the “Rents”).

(c)                Bankruptcy Claims.  All of Borrower’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

(d)               Lease Guaranties.  All of Borrower’s right, title and interest in, and claims under, any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty”, and collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases or leasing commissions (individually, a “Lease Guarantor”, and collectively, the “Lease Guarantors”) to Borrower.

(e)                Proceeds.  All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and/or the Bankruptcy Claims.

(f)                Other.  All rights, powers, privileges, options and other benefits of Borrower as the lessor under any of the Leases and the beneficiary under any of the Lease Guaranties, including, without limitation, the immediate and continuing right to make claims for, and to receive, collect and acknowledge receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt or the Other Obligations), and to do all other things which Borrower or any lessor is or may become entitled to do under any of the Leases or Lease Guaranties.

(g)               Entry.  The right, subject to the provisions of the Loan Agreement, at Lender’s option, upon revocation of the license granted herein, to enter upon the Property, subject to the rights of Tenants, in person, by agent or by court-appointed receiver, to collect the Rents.

(h)               Power Of Attorney.  Borrower’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1  of this Assignment, and any or all other actions designated by Lender for the proper management and preservation of the Property, in accordance with the terms set forth in Section 3.1  of this Assignment.

(i)                 Other Rights And Agreements.  Any and all other rights of Borrower in and to the items set forth in subsections (a) through (h) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

ARTICLE 2
TERMS OF ASSIGNMENT

Section 2.1                Present Assignment and License Back.  It is intended by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only.  Nevertheless, subject to the terms of this Section 2.1 and the terms of the Loan Agreement and the Cash Management Agreement, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents, as well as any sums due under the Lease Guaranties.  Borrower shall hold the Rents, as well as all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Obligations (less the amount of any reserves or Letters of Credit in respect thereof), in trust for the benefit of Lender for use in the payment of such sums.

Section 2.2                Notice to Lessees.  Borrower hereby authorizes and directs the lessees named in the Leases, any other future lessees or occupants of the Property and all Lease Guarantors to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties, upon receipt from Lender of written notice to the effect that Lender is then the holder of this Assignment and that an Event of Default exists and is continuing, and to continue so to do until otherwise notified by Lender; provided, however, Lender may only send such notices, and take such actions relative to such Rents and sums due under any Lease Guaranties, as are expressly permitted relative thereto pursuant to the terms of the Loan Agreement and the Cash Management Agreement.  Such Rents shall be disbursed and/or applied in accordance with the terms of the Loan Agreement and the Cash Management Agreement.

Section 2.3                Incorporation by Reference.  All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents, as the same may be modified, renewed, substituted or extended from time to time, are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

ARTICLE 3
REMEDIES

Section 3.1                Remedies of Lender.  Upon the occurrence of an Event of Default, the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked and Lender shall immediately be entitled to possession of all Rents and all sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Property; provided, however, that upon the waiver or cure which is accepted by Lender of the Event of Default, the license granted to Borrower in Section 2.1 of this Agreement will automatically be reinstated.  In addition, Lender may, at its option, while an Event of Default is continuing, without waiving such Event of Default, without regard to the adequacy of the security for the Obligations, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise (other than liability arising as a direct result of the gross negligence or willful misconduct of Lender or its agents, employees or Affiliates) and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto, and have, hold, manage, lease and operate the Property on such terms and for such period of time as Lender may deem proper and, either with or without taking possession of the Property, in its own name, demand, sue for or otherwise collect and receive all Rents and all sums due under all Lease Guaranties, including, without limitation, those past due and unpaid (with all such Rents and all sums due under any Lease Guaranties to be deposited into the Clearing Account to the extent and as required by the terms of the Loan Agreement and the Clearing Account Agreement), with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Lender may reasonably deem proper.  In addition, upon the occurrence of an Event of Default, Lender, at its option, may (1) complete any construction on the Property in such manner and form as Lender reasonably deems advisable, (2) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties (with all such Rents and all sums due under any Lease Guaranties to be deposited into the Clearing Account to the extent and as required by the terms of the Loan Agreement and the Clearing Account Agreement), and/or (3) either (i) require Borrower to pay monthly in advance to Lender or to any receiver appointed to collect the Rents the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in the possession of Borrower, or (ii) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 3.2                Other Remedies.  Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Agreement, the Note, the Mortgage or the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof.  The right of Lender to collect the Obligations and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder.  Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the Obligations of Borrower under this Assignment, the Loan Agreement, the Note, the other Loan Documents or otherwise with respect to the Loan in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

Section 3.3                Other Security.  Lender may (i) take or release other security for the payment and performance of the Obligations, (ii) release any party primarily or secondarily liable therefor, and/or (iii) apply any other security held by it to the payment and performance of the Obligations, in each instance, without prejudice to any of its rights under this Assignment.

Section 3.4                Non-Waiver.  The exercise by Lender of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and the sums due under the Lease Guaranties and the application thereof as provided in the Loan Documents shall not be considered a waiver of any Default or Event of Default by Borrower under the Note, the Loan Agreement, the Mortgage, this Assignment or the other Loan Documents.  The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note or the other Loan Documents (except to the extent expressly provided in a written modification or supplement executed by Lender).  Lender may resort for the payment and performance of the Obligations to any other security held by Lender in such order and manner as Lender, in its sole discretion, may elect.  Lender may take any action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment.  The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 3.5                Bankruptcy.

(a)                Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)               If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject such Lease.  Lender shall have the right, but not the obligation, to serve upon Borrower within such ten (10) day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code, and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease.  If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after Lender’s notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE 4
NO LIABILITY, FURTHER ASSURANCES

Section 4.1                No Liability of Lender.  This Assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender.  Lender shall not be liable for any loss sustained by Borrower resulting from Lender’s failure to let the Property during the continuance of an Event of Default or from any other act or omission of Lender in managing the Property during the continuance of an Event of Default unless such loss is caused by the gross negligence, willful misconduct or bad faith of Lender or its agents, employees or Affiliates.  Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall indemnify Lender for, and hold Lender harmless, prior to the time that Lender or its Affiliate or designee shall become the owner of the Property, from, (a) any and all liability, loss or damage (excluding consequential or punitive damages) which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment, and (b) any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties, unless caused by the gross negligence, willful misconduct or bad faith of Lender or its agents, employees or Affiliates.  Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees and costs, shall be secured by this Assignment and by the Mortgage and the other Loan Documents and Borrower shall reimburse Lender therefor immediately upon demand and upon the failure of

Borrower so to do Lender may, at its option and upon ten (10) days’ prior written notice, declare the Obligations to be immediately due and payable.  Unless and until Lender or its Affiliate or designee shall become the owner of the Property, this Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined in the Environmental Indemnity), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger, unless caused by the gross negligence, willful misconduct or bad faith of Lender or its agents, employees or Affiliates.

Section 4.2                No Mortgagee In Possession.  Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Lender.  In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower, unless caused by the gross negligence, willful misconduct or bad faith of Lender or its agents, employees or Affiliates.

Section 4.3                Further Assurances.  Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver, and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5
MISCELLANEOUS PROVISIONS

Section 5.1                Conflict of Terms.  In case of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

Section 5.2                No Oral Change.  This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party(ies) against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 5.3                General Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in the singular or plural form and the word  “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable, out-of-pocket attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, reasonable fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Section 5.4                Inapplicable Provisions.  If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Assignment, such provision shall be fully severable and this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment, and the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Assignment, unless such continued effectiveness of this Assignment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5                Governing Law; Jurisdiction; Service of Process.  WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS ASSIGNMENT, THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.

Section 5.6                Termination of Assignment.  Upon the indefeasible payment in full of the Loan, this Assignment shall become and be void and of no effect.

Section 5.7                Notices.  All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

Section 5.8                WAIVER OF TRIAL BY JURY.  BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY,

AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS ASSIGNMENT, THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 5.9                Exculpation.  The provisions of Section 10.1 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

Section 5.10            Successors and Assigns.  This Assignment shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and permitted assigns forever.  Lender shall have the right to assign or transfer its rights under this Assignment in connection with any assignment of the Loan and the Loan Documents in accordance with the terms of the Loan Agreement.  Any such assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Assignment.  Borrower shall not have the right to assign or transfer its rights or obligations under this Assignment other than in accordance with the terms of the Loan Agreement, and any attempted assignment in contravention of the Loan Agreement shall be null and void.

Section 5.11            Headings, Etc.  The headings and captions of the various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.12            Joint and Several Liability.  If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 5.13            Conflict.  In the event of any conflict between the provisions of this Assignment and the Loan Agreement, the provisions of the Loan Agreement shall control.

ARTICLE 6
NEW YORK LAW PROVISIONS

Section 6.1                In the event of any inconsistencies between the terms and conditions of this Article 6 and the other terms and conditions of this Assignment, the terms and conditions of this Article 6 shall control and be binding.

Section 6.2                Except as not prohibited under the Loan Agreement or any other Loan Document, Borrower hereby covenants and agrees with Lender that without the written consent of Lender first had and obtained, such consent not to be unreasonably withheld, conditioned or delayed and deemed given to the extent set forth in the Loan Agreement, Borrower will not accept, surrender, terminate, cancel, abridge or modify any of the terms, covenants and conditions of any Lease and will not collect prepayments of installments of rent to become due thereunder for more than thirty (30) days in advance.  The provisions of this Section 6.2 shall be enforceable as provided in Section 291-f of the Real Property Law of New York with respect to Leases covered by said section; as to Leases not covered by said section, Lender shall be entitled to enforce the foregoing in any manner permitted by law or equity.  Borrower further agrees that upon demand of Lender, Borrower will enter into a similar agreement with Lender pursuant to Section 291-f of the Real Property Law of New York providing for the above with Lender with respect to any Lease hereafter executed by Borrower relating to space in the Property; notwithstanding the provisions of this sentence, it is understood and agreed that the remaining provisions of this Section 6.2 shall also apply to Leases hereafter executed.  During the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender the attorney in-fact of Borrower to execute any such agreement on behalf of Borrower and to deliver to the tenant to whose Lease such agreement relates the written notice referred to in Section 291-f of the Real Property Law of New York whether or not such Lease is one to which such Section 291-f is applicable.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Borrower has executed this Assignment the day and year first above written.

731 OFFICE ONE LLC, a Delaware limited liability company

By:            731 OFFICE ONE HOLDING LLC, a Delaware limited liability company, its sole member

By:      Alexander’s, Inc., a Delaware corporation, its sole member

By:      /s/ Alan Rice                            e
            Name: Alan Rice
            Title: Secretary

731 Lexington – Assignment of Leases and Rents

ACKNOWLEDGMENT

STATE OF NEW YORK          )
                                                   )        ss.:
COUNTY OF NEW YORK      )

On the 24th day of February in the year 2014 before me, the undersigned, a Notary Public in and for said State, personally appeared Alan Rice, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.  Witness my hand and official seal.

/s/ Katherine G Cornish

Notary Public

Katherine G Cornish

Notary Public, State of New York

No. 01CO6267931

Qualified in New York County

Certificate Filed in New York County

Commission Expires August 27, 2016

731 Lexington – Assignment of Leases and Rents

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

The Condominium Unit (in the Building located at and known as Beacon Court Condominium and by Street Number 151 East 58th Street, New York), designated and described as Office Unit 1 and Office Unit 2 (hereinafter called the "Units") in the Declaration (hereinafter called "Declaration") made by the Sponsor under the Condominium Act of The State of New York (Article 9-B of the Real Property Law of the State of New York), dated 12/4/2003 and recorded 2/3/2004 in the Office of the Register The City of New York, County of New York, as CRFN 2004000064392, as amended and restated by Amended and Restated Declaration dated 2/8/2005, recorded 3/9/2005 in CRFN 2005000139245, establishing a plan for Condominium ownership of said Building and the land upon which the same is erected (hereinafter sometimes collectively called the "Property") and also designated and described as Tax Lots No. 1002 and 1003, respectively, Block 1313 Section 5, Borough of Manhattan on the Tax Map of the Real property assessment department of the City of New York and on the floor plans of said Building certified by Peter Claman, Registered Architect on 1/30/2004 and filed as Condominium Plan No. 1350 on 2/3/2004 in the aforesaid Register's Office in CRFN 2004000064383, amended Floor Plans filed as Condominium Plan No. 1350-A on 3/9/2005 in CRFN 2005000139246.

The land upon which the Building containing the Unit is erected as follows:

DESCRIPTION OF THE LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of East 59th Street and the westerly side of Third Avenue;

RUNNING THENCE southerly along the westerly side of Third Avenue, 200 feet l0 inches to the northerly side of East 58th Street;

THENCE westerly along the northerly side of East 58th Street 420 feet to the easterly side of Lexington Avenue;

THENCE northerly along the easterly side of Lexington Avenue, 200 feet 10 inches to the southerly side of East 59th Street;

THENCE easterly along the southerly side of East 59th Street, 420 feet to the point or place of BEGINNING.

TOGETHER with the benefits and SUBJECT to the burdens of the easements set forth in the deed made by Seven Thirty One Limited Partnership to 59th Street Corporation dated as of 8/1/2001 and recorded 8/8/2001 in Reel 3339 Page 1100.

DESCRIPTION OF THE COMMERCIAL PREMISES:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of East  59th Street and the westerly side of Third Avenue;

RUNNING THENCE southerly along the westerly side of Third Avenue, 200 feet l0  inches to the northerly side of East 58th Street;

THENCE westerly along the northerly side of East 58th Street, 420 feet to the  easterly side of Lexington Avenue;

THENCE northerly along the easterly side of Lexington Avenue, 200 feet 1 inches  to the southerly side of East 59th Street;

THENCE easterly, along the southerly side of East 59th Street, 420 feet to the  point or place of BEGINNING.

TOGETHER with the benefits and SUBJECT to the burdens of the easements set forth  in the deed made by Seven Thirty One Limited Partnership to 59th Street Corporation dated as of 8/1/2001 and recorded 8/8/2001 in Reel 3339 Page 1100.

LESS and EXCEPT:

ALL that portion of the below described parcel lying between a lower horizontal plan drawn at elevation 512 feet 02 inches above the datum level used by the Topographical Bureau, Borough of Manhattan, which is 1 feet 9 inches above National Geodetic Survey Vertical Datum of 1929, mean sea level, Sandy Hook, New Jersey and an upper horizontal plan drawn at 809 feet 2 inches above such datum level, bounded and described as follows:

BEGINNING at a point distant 48 feet 8 inches north of the northerly line of East 58th Street and 30 feet 9 inches east of easterly line of Lexington Avenue;

RUNNING THENCE northerly parallel with the easterly line of Lexington Avenue, 12 feet 6 inches;

THENCE westerly parallel with the northerly line of East 58th Street, 5 feet 10 inches;

THENCE northerly parallel with the easterly line of Lexington Avenue, 78 feet 6 inches;

THENCE easterly parallel with the northerly line of East 58th Street, 5 feet 10 inches;

THENCE northerly parallel with the easterly line of Lexington Avenue, 12 feet 6 inches;

THENCE easterly parallel with the northerly line of East 58th Street, 103 feet 6 inches;

THENCE southerly parallel with the easterly line of Lexington Avenue, 7 feet 6  inches;

THENCE easterly parallel with the northerly line of East 58th Street, 35 feet 0 inches;

2

THENCE southerly parallel with the easterly line of Lexington Avenue, 88 feet 6 inches;

THENCE westerly parallel with the northerly line of East 58th Street, 35 feet 0 inches;

THENCE southerly parallel with the easterly line of Lexington Avenue, 7 feet 6 inches;

THENCE westerly parallel with the northerly line of East 58th Street, 103 feet 6 inches to the point or place of BEGINNING.

DESCRIPTION OF THE RESIDENTIAL PREMISES

All that portion of the below described parcel lying between a lower horizontal plane drawn at elevation 512 feet 2 inches above the datum level used by the Topographical Bureau, Borough of Manhattan, which is 2 feet 9 inches above National Geodetic Survey Vertical Datum of 1929, mean sea level, Sandy Hook, New Jersey and an upper horizontal plane drawn at 809 feet 2 inches above such datum level, bounded and described as follows:

BEGINNING at a point distant 48 feet 8 inches north of the northerly line of East 58th Street and 30 feet 9 inches East of easterly line of Lexington Avenue:

RUNNING THENCE northerly parallel with easterly line of Lexington Avenue, 12 feet 6 inches;

THENCE westerly parallel with the northerly line of East 58th Street, 5 feet l0 feet;

THENCE northerly parallel with the easterly line of Lexington Avenue, 78 feet 6 inches;

THENCE easterly parallel with the northerly line of East 58th Street, 5 feet l0 inches;

THENCE northerly parallel with the easterly line of Lexington Avenue, 12 feet 6 inches;

THENCE easterly parallel with the northerly line of East 58th Street, 103 feet 6 feet;

THENCE southerly parallel with the easterly line of Lexington Avenue, 7 feet 6 inches;

THENCE easterly parallel with the northerly line of East 58th Street, 35 feet 0 inches;

THENCE southerly parallel with the easterly line of Lexington Avenue, 88 feet 6 inches;

THENCE westerly parallel with the northerly line of East 58th Street, 35 feet 0 inches;

THENCE southerly parallel with the easterly line of Lexington Avenue, 7 feet 6 inches;

THENCE westerly parallel with the northerly line of East 58th Street, 103 feet 6 inches to the point or place of BEGINNING.

TOGETHER with an undivided 49.0559% and 14.0095% interests, respectively, in the Common Elements of the Property as described in the Declaration (hereinafter called the "Common Elements") recorded as CRFN 2004000064392.

3